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                                                                    EXHIBIT 23.7

                        Consent of Francis A. Tarkenton


   Francis A. Tarkenton hereby consents, for purposes of this Registration Statement on Form S-4, to being named as a person who will serve as a director of Sterling Software, Inc. ("Sterling") following the effectiveness of the merger of a wholly owned subsidiary of Sterling with and into KnowledgeWare, Inc. as contemplated by this Registration Statement.

Date: October 27, 1994.                    /s/ Francis A. Tarkenton
                                           ------------------------
                                           Francis A. Tarkenton